Exhibit 10.4(b) Revolving Credit Note.

                              REVOLVING CREDIT NOTE
$30,000,000                                                Nashville, Tennessee
                                                           July 28, 2004

     FOR VALUE RECEIVED, the undersigned, Central Freight Lines, Inc., a Texas corporation (the "Borrower"), hereby promises to pay to SunTrust Bank (the "Lender") or its registered assigns at its principal office or any other office that the Lender designates, on the Commitment Termination Date, as defined in the First Amended and Restated Revolving Credit Loan Agreement dated as of July 28, 2004, (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between the Borrower and the Lender, the lesser of the principal sum of $30,000,000 and the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys' fees of the Lender.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at a rate or rates provided in the Credit Agreement.

     All borrowings evidenced by this Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Revolving Credit Note and the Credit Agreement.

     This Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.



                                CENTRAL FREIGHT LINES, INC., a
                                Texas corporation



                                By:_________________________________


                                Title:______________________________